EXHIBIT 5.1
Direct line:  +1 284 852 7307
Direct Email: simon.schilder@ogier.com

[   ] 2012

Infinity Cross Border Acquisition Corporation
Nemours Chambers
PO Box 3170
Road Town, Tortola
British Virgin Islands

Dear Sirs

Infinity Cross Border Acquisition Corporation f/ka/ Infinity China 1 Acquisition Corporation  (the “Company”)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements to such form filed with the Securities and Exchange Commission (the “ Commission ”) under the United States Securities Act of 1933, as amended (the “ Act ”) (filing number 333-173575) (the “ Registration Statement ”), related to the offering and sale of (i) up to 4,600,000 units (including up to 600,000 units included in the over-allotment option granted to the Underwriters (as defined below) and each a “ Unit ” and together the “ Units ”) with each Unit consisting of one ordinary share of no par value in the Company (each a “ Share ” and together the “ Shares ”) and one warrant to purchase one Share (each a “ Warrant ” and together the “ Warrants ”) to the underwriters for whom EarlyBirdCapital Inc. (the “ Representative ”) is acting as representative (together, the “ Underwriters ”); and (ii) all Shares and Warrants issued as part of the Units.  This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

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(b)	a draft of the warrant agreement and warrant certificate (the “Warrant Documents” constituting the Warrants); and

(c)	a draft of the Unit certificates (the “Unit Certificates” constituting the Units);

(d)	(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on [ ] 2011;

(ii)
the public information revealed from a search of each of the Civil Index Book and the Commercial Book, each from the date of the Company’s incorporation, maintained by the British Virgin Islands’ High Court Registry on [  ] 2011, and each of  the searches in (d)(i) and (ii) updated on [  ] 2011,  (together, the “Public Records”);

(iii)	a registered agent’s certificate dated [ ] 2011 issued by the Company’s registered agent (the “ Registered Agent’s Certificate ”);

(iv)	a certificate issued by the directors of the Company dated [ ] 2011 (the “Directors’ Certificate ”); and

(v)
written resolutions of the directors of the Company containing unanimous resolutions of the directors of the Company dated [  ] 2011 approving,  inter alia , the Company’s entry into and authorising the execution of the Documents (the “ Directors’ Resolutions ”).

For the purposes of this opinion the documents in paragraphs 1(a) to (c) shall be referred to as the “Documents”.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date.  We have relied on each of the Registered Agent’s Certificate and Directors’ Certificate without further enquiry and upon the following assumptions, which we have not independently verified:

(a)
all parties to the Documents (other than the Company) have the capacity, power and authority to enter into the Documents to which they are a party and to exercise their rights and perform their obligations under such Documents;

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(b)	the Documents have been or, as the case may be, will be duly authorised, executed and delivered by or on behalf of all relevant parties (other than the Company);

(c)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(d)
all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the Documents are the true signatures of the persons authorised to execute the same by the resolutions within the Directors’ Resolutions;

(e)
there is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions appearing herein and, specifically, we have made no enquiry as to the laws or public policies of the State of New York;

(f)
the accuracy and completeness of each of the Registered Agent’s Certificate and Directors’ Certificate, and the representations made by the directors of the Company in the Directors’ Certificate, as at the date hereof;

(g)
the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records; and

(h)	the Warrant Documents and Unit Certificates will be duly executed by the Company in the form of the drafts we have examined.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

(a)
The Company is a company duly incorporated with limited liability under the BCA and validly existing in good standing under the laws of the British Virgin Islands.  It is a separate legal entity and is subject to suit in its own name.

(b)	The Company has the capacity and power to enter into Warrant Documents and the Unit Certificates and to exercise its rights and perform its obligations under the Documents.

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(c)
The Shares to be offered and sold by the Company as contemplated by the Registration Statement have been duly authorised for issue and, when issued by the Company against payment in full of the consideration in accordance with the terms set out in the Registration Statement and the terms in the underwriting agreement referred to within the Registration Statement and duly registered in the Company’s register of members, will be validly issued, fully paid and non-assessable.

(d)
The Units and the Shares underlying the Units as contemplated by the Registration Statement have been duly authorised for issue, and when issued by the Company against payment in full of the consideration in accordance with the terms set out in the Registration Statement and duly registered will be validly issued, fully paid and non-assessable.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to the enforceability of the Documents under the laws of any jurisdiction other than the British Virgin Islands;

(c)
in relation to any representation or warranty made or given by the Company in the Documents or, save as expressly set out herein, as to whether the Company will be able to perform its obligations under the Documents; or

(d)
as to the commerciality of the transactions envisaged in the Documents or, save as expressly stated in this opinion, whether the Documents and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Documents.

5	Governing Law and Reliance

(a)
This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein.  This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

(b)
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the legal matters and taxation sections of the Registration Statement.  In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

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Yours faithfully

Ogier

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